Exhibit 99.3

GVE, A DIVISION OF GAIAM, INC.
Condensed Carve-out Balance Sheets

(in thousands)	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Accounts receivable, net	$32,513	$34,235
Inventory	5,003	5,035
Advances, net	19,558	17,252
Deferred tax assets	933	744
Other current assets	453	513
Total current assets	58,460	57,779

Property and equipment, net	—	14
Media library, net	762	1,074
Deferred tax assets	1,830	1,432
Goodwill	6,731	6,731
Other intangibles, net	3,685	5,418
Total assets	$71,468	$72,448
LIABILITIES AND EQUITY
Current liabilities:
Line of credit	$15,422	$16,231
Accounts payable	8,439	7,503
Participations payable	17,763	32,161
Accrued liabilities	649	539
Total current liabilities	42,273	56,434

Commitments and contingencies

Equity:
Parent’s equity in division	29,195	16,014
Total equity	29,195	16,014
Total liabilities and equity	$71,468	$72,448

See accompanying notes to the interim condensed carve-out financial statements.

GVE, A DIVISION OF GAIAM, INC.
Condensed Carve-out Statements of Operations

	For the Nine Months Ended September 30,
(in thousands)	2013	2012
	(unaudited)
Net revenue	$32,871	$28,835
Cost of goods sold	4,477	7,702
Gross profit	28,394	21,133
Expenses:
Selling and operating	23,524	15,603
General and administration	1,092	1,100
Acquisition-related costs	—	1,667
Total expenses	24,616	18,370
Income from operations	3,778	2,763
Interest expense	(504)	(146)
Income before income taxes	3,274	2,617
Income tax expense	1,194	956
Net income	$2,080	$1,661

See accompanying notes to the interim condensed carve-out financial statements.

GVE, A DIVISION OF GAIAM, INC.
Condensed Carve-out Statements of Cash Flows

	For the Nine Months Ended September 30,
(in thousands)	2013	2012
	(unaudited)
Operating activities:
Net income	$2,080	$1,661
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and depreciation	2,060	2,357
Income tax expense	1,194	956
Share-based compensation	50	84
Allowance for doubtful recoupment of advances	1,000	—
Changes in operating assets and liabilities, net of effects from an acquisition:
Accounts receivable, net	1,722	15,243
Inventory	32	(2,250)
Advances, net	(3,306)	(6,315)
Other current assets	60	(663)
Accounts payable	936	4,648
Participations payable	(14,398)	8,140
Accrued liabilities	110	(2,137)
Net cash provided by (used in) operating activities	(8,460)	21,724

Investing activities:
Purchase of business	—	(12,413)
Net cash used in investing activities	—	(12,413)

Financing activities:
Net borrowings (payments) on revolving line of credit	(809)	20,925
Net contributions from (distributions to) Parent	9,269	(11,533)
Principal payments on debt	—	(18,703)
Net cash provided by (used in) financing activities	8,460	(9,311)

Net change in cash	—	—
Cash at beginning of period	—	—
Cash at end of period	$—	$—

Supplemental cash flow information
Interest paid	$375	$123

See accompanying notes to the interim condensed carve-out financial statements

GVE, A DIVISION OF GAIAM, INC.
Notes to condensed carve-out financial statements

1. Organization, Nature of Operations, and Principles of Carve-Out

The accompanying carve-out financial statements represent the non-Gaiam branded entertainment media distribution division, GVE (“we”, “us”, “our” or the “Company”), of Gaiam, Inc. and its consolidated subsidiaries (“Gaiam” or our “Parent”) as though we had been operating as a separate, stand-alone business since December 31, 2011. Representing a vast range of genres, including action, comedy, urban, family, Latino, sports and stand-up comedies, we have become a favorite distribution partner for independent media studios or content producers, providing sales, marketing, and distribution services to many of the home entertainment industry’s most prestigious brands.  Gaiam was incorporated under the laws of the State of Colorado on July 7, 1988.

We were not operating as a separate legal entity within Gaiam. Accordingly, our financial statements have been prepared on a “carve-out” basis. The statements have been prepared in accordance with Regulation S-X, Article 3, General instructions to financial statements, and Staff Accounting Bulletin Topic 1-B1, Costs reflected in historical financial statements (“SAB 1-B1”). The accompanying statements include allocations of certain Gaiam expenses, such as for human resources, facility, accounting, and other services, and share-based compensation. The expense allocations have been determined on bases that Gaiam and we consider to be reasonable reflections of the utilization of services provided or the benefits received by us. The allocations and related estimates and assumptions are described more fully in Note 2. Significant Accounting Policies.

We have prepared the accompanying unaudited interim condensed carve-out financial statements in accordance with accounting principles generally accepted in the United States, or GAAP. Any intercompany transactions and balances have been eliminated. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to these rules and regulations, although we believe that the disclosures made are adequate to make the information not misleading. In our opinion, the unaudited interim condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, our carve-out financial position as of September 30, 2013, the interim results of operations for the nine months ended September 30, 2013 and 2012, and cash flows for the nine months ended September 30, 2013 and 2012. These interim statements have not been audited. The balance sheet as of December 31, 2012 was derived from our audited carve-out financial statements. The interim condensed carve-out financial statements contained herein should be read in conjunction with our audited financial statements, including the notes thereto, for the year ended December 31, 2012.

The unaudited condensed carve-out financial position, results of operations and cash flows for the interim periods disclosed in this report are not necessarily indicative of future financial results.

2. Significant Accounting Policies

No changes were made to our significant accounting policies during the nine months ended September 30, 2013.

We have evaluated events through December 30, 2013, the date the financial statements were issued, and concluded that other than the event disclosed in Note 6. Subsequent Events, no material event has occurred which either would impact the results reflected in this report or our results going forward.

Advances, net

Advances represent amounts prepaid to media studios or content producers for which we provide media distribution services.  Our advances are reported net of an estimated allowance for doubtful recoupment of advances of $1.0 million at September 30, 2013.  We estimate the amount of the advances allowance based upon historical and anticipated future product sales performance.

Allocation of Costs

Gaiam, our Parent, provides us human resources, facility, accounting, and other services. Also, certain of our employees have been granted options under our Gaiam’s 1999 and 2009 Long-Term Incentive Plans. Our accompanying financial statements include an estimated allocation of these expenses. The allocation method varies based on the type of expense and is generally based on either proportionate revenue, efforts expanded, number of employees, space occupied, or benefits realized. We believe the allocation methodologies used are reasonable, have been consistently applied, and result in an appropriate allocation of costs incurred by Gaiam on our behalf. However, these allocations may not be indicative of the cost of future services. Gaiam allocated $1.6 million of costs to us during each of the nine months ended September 30, 2013 and 2012.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and disclosures. Although we base these estimates on our best knowledge of current events and actions that we may undertake in the future, actual results may be different from the estimates.

3. Line of Credit

On July 31, 2012, for our use and benefit, certain subsidiaries of Gaiam, including the subsidiaries encompassing our division, (collectively the “Borrowers”) entered into a Revolving Credit and Security Agreement (the “PNC Credit Agreement”) with PNC Bank, N.A. (“PNC”), as agent and lender. Borrowings are secured by a pledge of the Borrowers’ assets. The PNC Credit Agreement provides for a revolving line of credit of up to $35 million, subject to borrowing base and related limitations. Also, subject to certain limitations, the principal amount of the revolving loan is due and payable on the earlier of July 30, 2015 or upon the termination of the PNC Credit Agreement.

As of September 30, 2013, the outstanding borrowings on the PNC Credit Agreement were approximately $15.4 million at an average annual interest rate of approximately 3.24% and the amount reserved for outstanding letters of credit and other reserves was $11.8 million. Net unamortized deferred fees and costs associated with this PNC Credit Agreement were $0.3 million at September 30, 2013.

In conjunction with the sale of GVE, on October 21, 2013, the Borrowers paid in full the outstanding balance owed to PNC, $19,621,941 (inclusive of principal and interest and other fees), and terminated the underlying PNC Credit Agreement. The Borrowers also paid an early termination fee in an amount equal to $350,000. Upon termination, PNC released all liens granted in its favor on the collateral pledged under the PNC Credit Agreement. See Footnote 6. Subsequent Events.

4. Commitments and Contingencies

We are subject to risks and uncertainties in the normal course of our business, including legal proceedings; governmental regulation, such as the interpretation of tax and labor laws; and consumer sensitivity to changes in general economic conditions. We have accrued for probable and estimatable costs that may be incurred with respect to identified risks and uncertainties based upon the facts and circumstances currently available to us. Due to uncertainties in the estimating process, actual costs could vary from those accruals.

Advances
As of September 30, 2013, we have media distribution agreements that require us to make future guaranteed advances as follows (in thousands):

2013	$405
2014	4,545
2015	2,550
$7,500

5. Equity

We are a division of Gaiam and, as such, we do not have separately reportable additional paid-in capital or retained earnings.  During 2013, we had net contributions from Gaiam of $11.1 million, which represent the net effect of our swept cash flows, allocated costs from Gaiam, share-based compensation, and income taxes.

6. Subsequent Events

On October 21, 2013, Gaiam contributed our net assets and operations into a newly formed entity, GVE Newco, LLC and then immediately sold 100% of the equity interest in GVE Newco, LLC to Cinedigm Corp. (“CIDM”).  The consideration received by Gaiam was $51.5 million, comprised of $47.5 million in cash, 666,978 shares of CIDM’s Class A common stock valued at approximately $1 million, $2 million of assigned accounts receivable, and a $1 million assumed payment obligation. The sale consideration also includes a post-closing adjustment payable in cash on April 15, 2014, which is based on the final closing net working capital of GVE Newco, LLC.  The Borrowers also repaid the outstanding borrowings on the PNC Credit Agreement and terminated that revolving line of credit.  See Footnote 3. Line of Credit.